Exhibit 99.1

December 9, 2010

Mr. Michael M. Sachs

President and Secretary

Westrec Investors, Inc.

16633 Ventura Blvd., Sixth Floor

Encino, CA 91436

Re:	Tower Park Marina Investors, LP – Violation of Partnership Agreement

Michael,

As we discussed previously, I disagree with your decision instructing Westrec’s employees to transfer $415,000 from Tower Park Marina Investors LP (the “Partnership”) to Westrec Marina Management on December 3, 2010. As of today, $290,000 remains owed to the Partnership. As I told you last week, I believe this to be a violation of Section 13.3 of the Partnership Agreement, which prohibits any loans to the General Partners. As you have chosen to ignore my request to repay the advances, I have no choice but to tender my resignation as an officer of Westrec Investors, Inc., and principal financial officer and principal accounting officer of Tower Park Marina Investors, LP. This resignation is effective immediately. Notification must be made to the Securities and Exchange Commission within 5 days of the date of the event.

Sincerely,

/s/ Jeffrey K. Ellis

cc:	Mr. William W. Anderson, President, Westrec Investors, Inc.

Mr. Gil Vasquez, Vasquez & Co. LLP

Securities and Exchange Commission